The Board of Directors
WSFS Financial Corporation:


     We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading
"Experts" in the prospectus.








/s/ KPMG Peat Marwick LLP
__________________________
KPMG Peat Marwick LLP


Philadelphia, Pennsylvania
August 12, 1997